Exhibit 4(g)

                                                              EXECUTION COPY




                            NOTE PURCHASE AGREEMENT



                          Dated as of August 5, 2002



                                     Among



                           NORTHWEST AIRLINES, INC.,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
    as Pass Through Trustee under each of the Pass Through Trust Agreements

                     STATE STREET BANK AND TRUST COMPANY,
                            as Subordination Agent

               WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                as Escrow Agent

                                      and

                     STATE STREET BANK AND TRUST COMPANY,

                                as Paying Agent

                       INDEX TO NOTE PURCHASE AGREEMENT

                                                                   Page

                               Table of Contents

Section 1.   Definitions..............................................3

Section 2.   Financing of Aircraft....................................3

Section 3.   Conditions Precedent.....................................8

Section 4.   Representations and Warranties...........................8

Section 5.   Covenants...............................................12

Section 6.   Notices.................................................14

Section 7.   Expenses................................................14

Section 8.   Further Assurances......................................15

Section 9.   Miscellaneous...........................................15

Section 10.   Indemnity..............................................16

Section 11.   Series D Equipment Notes...............................19

Section 12.   Third Party Beneficiary................................20

Section 13.   Termination............................................20

Section 14.   Governing Law..........................................20


                                   SCHEDULES

Schedule I        Aircraft and Scheduled Closing Months
Schedule II       Trust Supplements
Schedule III      Deposit Agreements
Schedule IV       Escrow and Paying Agent Agreements
Schedule V        Mandatory Document Terms
Schedule VI       Mandatory Economic Terms
Schedule VII      Aggregate Amortization Schedule

                                     ANNEX

Annex A  Definitions

                                   EXHIBITS

Exhibit A-1        Form of Leased Aircraft Participation Agreement
Exhibit A-2        Form of Lease
Exhibit A-3        Form of Leased Aircraft Indenture
Exhibit A-4(a)     Form of Aircraft Purchase Agreement Assignment
Exhibit A-4(b)     Form of Aircraft Purchase Agreement Assignment
Exhibit A-5        Form of Leased Aircraft Trust Agreement
Exhibit A-6        Form of Leased Aircraft Guarantee
Exhibit C-1(a)     Form of Owned Aircraft Participation Agreement
Exhibit C-1(b)     Form of Owned Aircraft Participation Agreement - Selected
                   Aircraft
Exhibit C-2(a)     Form of Owned Aircraft Indenture
Exhibit C-2(b)     Form of Owned Aircraft Indenture - Selected Aircraft
Exhibit C-3        Form of Owned Aircraft Guarantee

Exhibit D          Form of Closing Notice
Exhibit E          Form of Delaware Trust Agreement
Exhibit F-1        Form of Opinion of Richards, Layton & Finger
Exhibit F-2        Form of Opinion of Simpson Thacher & Bartlett
Exhibit F-3        Form of Opinion of in-house counsel to the Company and
                   Guarantor
Exhibit F-4        Form of Opinion of Bingham Dana LLP
Exhibit G          Form of Class D Trust Supplement

                            NOTE PURCHASE AGREEMENT

          This NOTE PURCHASE AGREEMENT, dated as of August 5, 2002, among (i) Northwest Airlines, Inc., a Minnesota corporation (the "Company"), (ii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the separate Pass Through Trust Agreements (as defined below), (iii) State Street Bank and Trust Company, a Massachusetts trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) Wells Fargo Bank Northwest, National Association, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) State Street Bank and Trust Company, a Massachusetts trust company, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                             W I T N E S S E T H:

          WHEREAS, the Company has commitments from AVSA, S.A.R.L. ("Airbus") and The Boeing Company ("Boeing") pursuant to the respective Aircraft Purchase Agreements for the delivery of the fifteen Airbus A319-100 aircraft, eleven Boeing 757-300 aircraft and six Airbus A330-300 aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with an Aircraft Purchase Agreement prior to the delivery thereof, the "Eligible Aircraft"), and the Company wishes to finance or refinance pursuant to this Agreement a portion of the purchase price of (i) eleven Airbus A319-100 aircraft, six Boeing 757-300 aircraft and three Airbus A330-300 aircraft included in the Eligible Aircraft (such aircraft to be financed hereunder, the "Aircraft");

          WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft;

          WHEREAS, the Company has entered into the Underwriting Agreement dated July 29, 2002 (the "Underwriting Agreement") with the several underwriters (the "Underwriters") named therein, which provides that the Company will cause the Pass Through Trustee of each of the Offered Trusts to issue and sell the Offered Certificates to the Underwriters;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, the Subordination Agent, the Escrow Agent and State Street Bank and Trust Company, as Reference Agent (the "Reference Agent"), entered into the Reference Agency Agreement, dated the Issuance Date (the "Reference Agency Agreement"), whereby the

Reference Agent will determine LIBOR and calculate the interest rates payable on the Series G-1 and Series C-1 Equipment Notes and under the Deposit Agreements relating to the Class G-1 and Class C-1 Trust for each Interest Period (as defined in the Reference Agency Agreement) commencing after the Issuance Date;

          WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositaries entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Underwriters, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things,
(a) the applicable Escrow Agents have directed the Underwriters, and the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the applicable Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the applicable Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

          WHEREAS, with respect to each Selected Aircraft, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such Selected Aircraft or to issue secured equipment notes in order to finance or refinance such Selected Aircraft, and with respect to an Aircraft which is not a Selected Aircraft, the Company shall issue secured equipment notes in order to finance or refinance such Aircraft (each Selected Aircraft for which the Company elects to enter into a leveraged lease, a "Leased Aircraft", and each Selected Aircraft for which the Company elects to issue secured equipment notes and each Aircraft which is not a Selected Aircraft, an "Owned Aircraft"), and will give to the Pass Through Trustee a Closing Notice (as defined below) specifying its election;

          WHEREAS, upon receipt of a Closing Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

          WHEREAS, on the Closing Date under the applicable Financing Agreements, the applicable Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust;

          WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Citibank, N.A.(the "Primary Liquidity Provider"), has entered into four (4) revolving credit agreements (each, a "Primary Liquidity Facility"), one each for the benefit of the Certificate Holders of each of the Offered Trusts with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust, (ii) Credit Suisse First Boston International ( the "Above-Cap Liquidity Provider") has entered into the ISDA Master Agreement, the Schedules to such ISDA Master Agreement and the Class G-1 and Class C-1 Above-Cap Liquidity Agreement Trust Confirmations that supplement such ISDA Master

Agreement, each with the Subordination Agent, on behalf of the Class G-1 and the Class C-1 Trustee, respectively (each an "Above-Cap Liquidity Agreement", and collectively, the "Above-Cap Liquidity Agreements") and (iii) each Pass Through Trustee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Policy Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

          WHEREAS, MBIA Insurance Corporation, (the "Policy Provider"), the Pass Through Trustees for the Class G-1 and Class G-2 Trusts, the Company and the Subordination Agent have entered into an Insurance and Indemnity Agreement dated as of August 5, 2002 (the "Policy Provider Agreement") providing for the issuance by the Policy Provider of the Policies for the benefit of the Class G-1 and Class G-2 Certificateholders;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

          Section 2. Financing of Aircraft. (a) The Company confirms that it entered into the applicable Aircraft Purchase Agreements with Airbus and Boeing, as the case may be, pursuant to which it has agreed to purchase, and Airbus and Boeing have agreed to deliver, the Eligible Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the applicable Aircraft Purchase Agreements. The Company agrees to finance or refinance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

          (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, each applicable Depositary and each of the Rating Agencies not less than two (2) Business Days' prior notice (a "Closing Notice") of the scheduled closing date (the "Scheduled Closing Date") (or, in the case of a Substitute Closing Notice under Section 2(f) or (g) hereof, one (1) Business Day's prior notice) of a financing in respect of each Aircraft, which notice shall:

               i. specify whether or not the Aircraft is a Selected Aircraft, and if the Aircraft is a Selected Aircraft, whether the Company has elected to treat such Selected Aircraft as a Leased Aircraft or an Owned Aircraft, and if the Aircraft is not a Selected Aircraft, that such non-Selected Aircraft shall be treated as an Owned Aircraft;

               ii. specify the Scheduled Closing Date on which the financing therefor in the manner provided herein shall be consummated;

               iii. instruct the applicable Pass Through Trustees to instruct the relevant Escrow Agents to provide Notices of Purchase Withdrawal to the relevant Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

               iv. instruct the applicable Pass Through Trustees to enter into the Participation Agreement with respect to such Aircraft in such form and at such a time on or before the Scheduled Closing Date specified in such Closing Notice and to perform its obligations thereunder;

               v. specify the aggregate principal amount of the series of Equipment Notes to be issued, and purchased by the applicable Pass Through Trustees, in connection with the financing of such Aircraft on such Scheduled Closing Date (which shall in all respects comply with the Mandatory Economic Terms);

               vi. in the case of any Selected Aircraft, if such Aircraft is to be a Leased Aircraft, certify that the related Owner Participant
          (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Documents (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant; and

               vii. if applicable, include the information and Rating Agency Notices referred to in Section 11(c).

          Notwithstanding the foregoing, in the event the Scheduled Closing Date for any Aircraft to be financed or refinanced pursuant to the terms hereof is on or within 3 Business Days following the date of issuance of the Certificates, the Closing Notice therefor may be delivered to the parties hereto on such Scheduled Closing Date.

          Notwithstanding the foregoing, if the Company elects, with respect to any Aircraft other than a Selected Aircraft, to (i) not issue any Series D Equipment Notes in respect of such Aircraft or (ii) issue Series D Equipment Notes in an amount such that after the issuance of such Series D Equipment Notes, the loan to value ratio for such Series D Equipment Notes shall be less than the amount specified for such Aircraft in the Mandatory Economic Terms (provided that in no event will the aggregate amount of Series D Equipment Notes issued in respect of all Aircraft be required to exceed $75,000,000), the Company agrees that it shall (x) at least 15 days prior to the Closing Date for such Aircraft, provide notice of such election (a "Class D Notice") to each party hereto, each Depositary and each Rating Agency and in such notice (I) shall direct each Pass Through Trustee (other than the Class D Pass Through Trustee) to instruct the applicable Escrow Agent to deliver notice of a Series D Non-Issuance Withdrawal to the Depositary for each Offered Trust, specifying each Deposit Account from which such a withdrawal is to be made, the amount to be withdrawn from each Deposit Account (together with accrued interest thereon) and applied by the Paying Agent for distribution to the Receiptholders of the related Class pursuant to the Escrow Agreement for such Class, and the date for payment by the Depositary of each such withdrawal amount, which shall also be the date of distribution by the Paying Agent to the Receiptholders pursuant to the Escrow Agreement (which date shall be the Closing Date for such Aircraft) and (II) shall state that the Company shall deliver on such Closing Date the written notices required by clause (y) of this sentence and (y) on the Closing Date, deliver to each Pass Through Trustee and the Subordination Agent copies of written confirmation from each Rating Agency that such issuance of any Series D Equipment Notes with respect to such Aircraft and/or distribution to the Certifcateholders of the Offered Certificates from the related Deposit Accounts of the amounts specified in the preceding clause (x) will not result in a Ratings Event. Each Pass Through Trustee agrees that upon receipt of the notices specified in the preceding sentence, it will promptly instruct the applicable Escrow Agent to deliver notice of a Series D Non-Issuance Withdrawal to the Depositary for each applicable Trust (other than the Class D Trust).

          (c) Upon receipt of a Closing Notice, the applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Closing Notice, provided, however, that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements), agreed to by the Company and, if modified in any material respect, as to which prior written consent of the Policy Provider shall have been obtained and as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee and the Policy Provider on or before the relevant Closing Date, it being understood that if Policy Provider consent and Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Policy Provider consent or Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto). Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by any Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain written confirmation from each Rating Agency that the use of such Financing Agreement would not result in a Ratings Event.

          (d) With respect to each Aircraft, the Company shall cause (i) State Street Bank and Trust Company (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party and (ii) Northwest Airlines Corporation to execute a Guarantee, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of the Policy Provider or any Rating Agency, the Company shall deliver or cause to be delivered to the Policy Provider or each Rating Agency, as the case may be, a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

          (e) If after giving any Closing Notice or Class D Notice, there shall be a delay in the delivery of the Aircraft referred to therein, or if on the Scheduled Closing Date of any Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Policy Provider prompt notice thereof. Concurrent with the giving of such notice of postponement or subsequent thereto, the Company shall give the parties hereto and the Policy Provider a substitute Closing Notice and Class D Notice specifying the date (the "Substitute Closing Date") to which the applicable financing of such Aircraft or of another Eligible Aircraft of the same type in lieu thereof shall have been rescheduled which shall be a Business Day before the Cut-Off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes. Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Article IV of each of the Trust Supplements and thereafter the financing or refinancing of such Aircraft shall take place on the Substitute Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

          (f) Anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Closing Date of any Selected Aircraft, and subsequent to its giving a Closing Notice therefor, to postpone the Scheduled Closing Date of such Selected Aircraft so as to enable the Company to change its election to treat such Selected Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Closing Notice and Class D Notice complying with the provisions of Section 2(b) hereof and specifying the new Closing Date for such postponed Selected Aircraft (which shall be a Business Day occurring before the Cut-Off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In any event, an Aircraft which is not a Selected Aircraft shall be treated as an Owned Aircraft. In addition the Company shall have the further right, anything in this Section 2 to the contrary notwithstanding, to accept delivery of an Aircraft under the applicable Aircraft Purchase Agreement on the delivery date thereof by utilization of bridge financing of such Aircraft and thereafter give the parties hereto a Closing Notice specifying a Closing Date no later than the Cut-Off Date and otherwise complying with the provisions of Section 2(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the re-scheduled Closing Date therefor except the re-scheduled Closing Date shall be deemed the Closing Date of such Aircraft for all purposes of this Section 2.

          (g) In the case of any Selected Aircraft, anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time to convert an Owned Aircraft to a Leased Aircraft by entering into a sale/leaseback transaction; provided, that, prior to, or concurrent with, such conversion, the Company must (i) comply with the conditions set forth in the Leased Aircraft Participation Agreement with respect to such Selected Aircraft, (ii) deliver an opinion of counsel that holders of Certificates related to such Selected Aircraft will not recognize income, gain or loss for federal income tax purposes as a result of such conversion and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred (other than such change in amount, manner and timing of interest that results from any reoptimization of the Equipment Notes permitted pursuant to Section 16 of the applicable Owned Aircraft Participation Agreement in connection with such conversion) and that the Pass Through Trusts will not be subject to federal income tax as a result of such conversion and (iii) obtain written confirmation from each Rating Agency that such conversion will not result in a Ratings Event.



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

          (h) If the delivery date for an Eligible Aircraft under the Aircraft Purchase Agreements is delayed for more than 30 days beyond the month scheduled for delivery or beyond the Cut-Off Date, the Company may identify another Eligible Aircraft of the same model as the Eligible Aircraft for delivery as a replacement aircraft therefor. In addition, the Company may also identify a substitute aircraft (together with the substitute aircraft referred to in the next sentence, a "Substitute Aircraft") (for the avoidance of doubt, an Eligible Aircraft that replaces an Aircraft is not considered a Substitute Aircraft) meeting the following conditions: (i) a Substitute Aircraft must be the same model as the Eligible Aircraft for which delivery by Airbus or Boeing, as the case may be, was delayed and must be delivered by Airbus or Boeing, as the case may be, to the Company after the date of this Agreement,
(ii) the Substitute Aircraft must have been manufactured after the Issuance Date and (iii) the Company shall be obligated to obtain prior written consent of the Policy Provider and written confirmations from each Rating Agency that the replacement of such Eligible Aircraft by such Substitute Aircraft would not result in a Ratings Event. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft or the substitution of an Eligible Aircraft for another Eligible Aircraft as provided above, the Eligible Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Eligible Aircraft shall cease, and such Substitute Aircraft or substituted Eligible Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such replaced Eligible Aircraft. If an Eligible Aircraft which is a Selected Aircraft is replaced pursuant to this
Section 2(h), such Substitute Aircraft or replacement Eligible Aircraft shall be deemed a Selected Aircraft for all purposes hereof.

          (i) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Amount or Deposit Break Amount, pursuant to Section 5(a)(i) of this Agreement, and the Company's obligation to make capital contributions as required by Section 11(b).

          (j) The parties agree that if, in connection with the delivery of a Selected Aircraft (or a Substitute Aircraft or a replacement Eligible Aircraft for such Selected Aircraft pursuant to Section 2(h)) or the conversion of an Owned Aircraft which is a Selected Aircraft to a Leased Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreements shall not be a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102
(a)(15), then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto), to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such Selected Aircraft (or Substitute Aircraft or replacement Eligible Aircraft) to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.

          (k) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series (other than the Series D Equipment Notes) to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.



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

          (l) The Company shall notify the Rating Agencies in writing of any lease of an Owned Aircraft pursuant to the terms of an Owned Aircraft Indenture promptly after entering into such lease.

          Section 3. Conditions Precedent. The obligation of the applicable Pass Through Trustee that receives a Closing Notice to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to the Closing Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

          (a) no Triggering Event shall have occurred;

          (b) the Company shall have delivered a certificate to each such Pass Through Trustee, the applicable Liquidity Providers and the Policy Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto) and (ii) any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement do not materially and adversely affect the applicable Liquidity Providers, the Policy Provider or the Certificate Holders, and such certification shall be true and correct;

          (c) if required by Section 2(c) and in place of the statement in clause (ii) of Section 3(b) above, Rating Agency Confirmation from each Rating Agency; and

          (d) if the Aircraft relating to such Participation Agreement is not a Selected Aircraft, the Company shall have either performed its obligations under Section 11(a) and (b) or Section 11(c) with respect to such Aircraft.

          Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-Off Date.

          Section 4. Representations and Warranties.

          (a) The Company represents and warrants on the date hereof and on each Closing Date that:

               i. the Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is a "citizen of the United States" as defined in 49 U.S.C. ss. 40102
          (a)(15), and has the full corporate power, authority and legal right under the laws of the State of Minnesota to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

               ii. the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any material indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               iii. this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

               iv. the statements contained in any certificate delivered pursuant to Section 3(b) are true and correct.

          (b) State Street Bank and Trust Company represents and warrants on the date hereof and on each Closing Date that:

               i. State Street Bank and Trust Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is a "citizen of the United States" as defined in 49 U.S.C.ss. 40102 (a)(15), and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

               ii. the execution and delivery by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, of this Agreement and the performance by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               iii. this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company in its capacity as Subordination Agent or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section
7.14 of the Basic Pass Through Trust Agreement are true and correct as of the date hereof.

          (d) The Subordination Agent represents and warrants that:

               i. the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

               ii. this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               iii. none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any Agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               iv. neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Massachusetts governmental authority or agency or any federal Governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               v. there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

               vi. there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

               (e) The Escrow Agent represents and warrants that:

               i. the Escrow Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

               ii. the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               iii. each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (f) The Paying Agent represents and warrants that:

               i. the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

               ii. the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               iii. each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (g) State Street Bank and Trust Company of Connecticut, National Association represents and warrants on the date hereof and on each Closing Date that:

               i. State Street Bank and Trust Company of Connecticut, National Association is a national association validly existing and in good standing with the Comptroller of the Currency under the laws of the United States and is a "citizen of the United States" as defined in 49 U.S.C.ss. 40102 (a)(15), and has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee under this Agreement and each Financing Agreement to which it will be a party;

               ii. the execution and delivery by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee under this Agreement and the performance by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

               iii. this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company of Connecticut, National Association in its capacity as Pass Through Trustee enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          Section 5. Covenants. (a) The Company covenants with each of the other parties hereto as follows:

i. On the date that the Depositary is obligated to pay the amount of the Final Withdrawal and on each date that the Depositary is obligated to pay the amount of a Series D Non-Issuance Withdrawal, in each case to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 1:00 p.m. (New York time) an amount equal to the Deposit Break Amount (in the case of the Class G-1 and Class C-1 Trusts) or the Deposit Make-Whole Amount (in the case of the Class G-2 and Class C-2 Trusts), if any, required to be paid in respect of such Final Withdrawal amount or Series D Non-Issuance Withdrawal amount, as the case may be.

ii. Subject to Section 5(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing.

               iii. The Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Indenture Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110 and (ii) in the case of Owned Aircraft, the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110.

               iv. Section 8(y) of each Participation Agreement is hereby incorporated by reference herein.

               v. The Company shall not issue any Series E Equipment Notes pursuant to any Indenture unless it shall have received written confirmation from each Rating Agency that such issuance will not result in a Ratings Event. Any issuance of Series E Equipment Notes shall be subject to the terms of Section 9.1(f) of the Intercreditor Agreement.

               vi. If the Depositary's short-term rating shall at any time fall below the Depositary Threshold Rating from any Rating Agency, the Company shall, within 45 days of such event occurring, cause the Depositary to be replaced with a depositary bank (a "Replacement Depositary") on the following terms and conditions:

                    (1) the Replacement Depositary must be one that either (x)
               meets the Depositary Threshold Rating or (y) with respect to which the Company shall have obtained written confirmation from each Rating Agency that such Replacement Depositary will not result in a Ratings Event and, in either case, the Company shall have obtained written confirmation from each Rating Agency that such replacement will not result in a Ratings Event and the prior written consent of the Policy Provider (which consent shall not be unreasonably withheld or delayed);

                    (2) the Company shall cause the Escrow Agent and the
               Replacement Depositary to enter into a Replacement Deposit Agreement for each Class of Offered Certificates and shall cause the Replacement Depositary to deliver to the Company, the Policy Provider (in the case of the Replacement Deposit Agreement for the Class G-1 and Class G-2 Certificates) and each Rating Agency legal opinions and other closing documentation substantially similar to those delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreements being replaced; and

                    (3) the Company shall pay all fees, expenses and other
               amounts then owing to the replaced Depositary.

         Subject to satisfaction of the foregoing conditions, the Company shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreement with respect to each Class of Offered Certificates) together with a Notice of Replacement Withdrawal (as defined in the applicable Paying Agent and

          Escrow Agreement). Each of the parties hereto agrees, at the Company's request, to enter into any amendments to this Agreement, any Escrow and Paying Agent Agreement and any other Operative Documents as may be necessary or desirable to give effect to the replacement of the Depositary and the Replacement Deposit Agreements. Upon execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Documents and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Documents.

               vii. The Company shall not assume the obligations of the issuer under any Indenture for a Leased Aircraft unless the Company shall have delivered to the Loan Trustee under such Indenture a written confirmation from each of the Rating Agencies that such assumption will not result in a Ratings Event.

          (b) State Street Bank and Trust Company, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15) and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon State Street Bank and Trust Company giving any such notice, State Street Bank and Trust Company shall, subject to Section 9.01 of any Indenture then entered into, resign as Trustee in respect of such Indenture.

          Section 6. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement. Notice shall be given to the Policy Provider at the address specified in the Policy Provider Agreement.

          Section 7. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Primary Liquidity Provider under Section 2.03 of each Primary Liquidity Facility multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G-1, Series G-2, Series C-1 and Series C-2 Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

          (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due
(A) the amount equal to interest on any Downgrade Advance (other than an Applied Downgrade Advance) payable under Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-

Extension Advance (other than an Applied Non-Extension Advance) payable under
Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding, (C) any other amounts owed to the Primary Liquidity Provider by the Subordination Agent as borrower under each Primary Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (iv) in the event the Company requests any amendment to any Operative Document or to this Note Purchase Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith and (v) all compensation and reimbursement of expenses and disbursements payable to the Policy Provider under the Policy Provider Agreement (except for fees payable under Section 7(c) below). For purposes of this Section 7(b), (i) the terms "Applied Downgrade Advance," "Applied Non-Extension Advance," "Downgrade Advance" and "Non-Extension Advance" shall have the meanings specified in each Primary Liquidity Facility and (ii) the term "Investment Earnings" shall have the meaning specified in the Intercreditor Agreement.

          Section 8. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

          Section 9. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

          (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

          (c) This Agreement is not intended to, and shall not provide any person not a party hereto (other than the Policy Provider as beneficiary of Section 5(a)(vi) and the second paragraph of Section 10 hereof, the Underwriters and each of the beneficiaries of Section 7 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, the Policy Provider and each of the beneficiaries of Section 7 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

          Section 10. Indemnity. The Company hereby agrees to indemnify each Indemnitee against, and agrees to protect, defend, save and keep harmless each thereof from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses, and disbursements, of whatsoever kind and nature (collectively called "Expenses") imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) any of the Financing Agreements or any lease or sublease of any Aircraft or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof, (B) the manufacture, purchase, acceptance or rejection of the Airframe (as defined in the Participation Agreement) or any Engine (as defined in the Participation Agreement), (C) the Aircraft (or any portion thereof or any Engine or engine affixed to the Airframe) whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, sub-sublease, possession, use, non-use, operation, maintenance, registration, reregistration, condition, modification, alteration, replacement, repair, substitution, sale, return or other disposition of the Aircraft (or any portion thereof or any Engine or engine affixed to the Airframe) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement, or (D) the offer, sale or delivery of the Equipment Notes (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee within the meaning of Section 15 of the Securities Act of 1933, as amended); provided that the foregoing indemnity as to any Indemnitee shall not extend to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (A) any representation or warranty by such Indemnitee (or any of its affiliates) in the Financing Agreements or in connection therewith being incorrect in any material respect, or (B) the failure by such Indemnitee (or any of its affiliates) to perform or observe any agreement, covenant or condition in any of the Financing Agreements applicable to it (except to the extent such failure was caused directly by the failure of the Company to perform any obligation under a Financing Agreement), or (C) the willful misconduct or the gross negligence of such Indemnitee (or any of its affiliates) other than gross negligence imputed to such Indemnitee (or any of its affiliates) solely by reason of its interest in the Aircraft), or (D) any Tax, or (E) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Financing Agreements other than such as have been consented to, approved, authorized or requested by the Company, or (F) subject to the next succeeding paragraph, any loss of tax benefits or increase in tax liability under any tax law whether or not the Company is required to indemnify therefor pursuant to this Agreement, or (G) any Expense which is specified to be for the account of an Indemnitee pursuant to any Financing Agreement without express right of reimbursement under any Financing Agreement. The foregoing indemnity shall not extend to any Expense to the extent that such Expense is not caused by, or does not arise out of, an act, omission or event which occurs prior to the payment of all payments required to be paid by the Company under the Financing Agreements.

          The Company further agrees to indemnify the Policy Provider from and against and agrees to protect, save and keep harmless the Policy Provider from any and all Expenses imposed on, incurred by or asserted against any of them in any way related to, based on or arising from the enforcement by the Policy Provider of its rights as a subrogee under the Class G-1 Escrow and Paying Agent Agreement and the Class G-2 Escrow and Paying Agent Agreement; provided, that the foregoing indemnity shall not extend to the Policy Provider with respect to any loss, claim or expense to the extent such loss, claim or expensed is attributable to the Policy Provider's gross negligence or willful misconduct and provided, further, that the Policy Provider shall have no claim against any "Collateral" or "Trust Indenture Estate" (as such terms are defined in the Financing Agreements) for any payments under this Section 10.

          The Company further agrees that any payment or indemnity pursuant to this Section 10 in respect of any Expenses shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over
(B) the net reduction in Taxes required to be paid by such recipient resulting from the accrual or payment of such Expense.

          If, by reason of any Expense payment made to or for the account of an Indemnitee by the Company pursuant to this Section 10, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to the Company, but only if the Company shall have made all payments then due and owing to such Indemnitee under the Financing Agreements, an amount equal to the sum of (I) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to the Company; provided that the failure to provide such notice shall not release the Company from any of its obligations to indemnify hereunder, and no payment by the Company to an Indemnitee pursuant to this Section 10 shall be deemed to constitute a waiver or release of any right or remedy which the Company may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Company such notice. The Company shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (A) so long as the Company has agreed in a writing acceptable to such Indemnitee that the Company is liable to such Indemnitee for such Expense hereunder (unless such Expense is covered by the proviso to the first paragraph of this Section
10), in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof,
(B) so long as the Company has agreed in a writing acceptable to such Indemnitee that the Company is liable to such Indemnitee for such Expense hereunder (unless such Expense is covered by the proviso to the first paragraph of this Section 10), in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Financing Agreements, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding any of the foregoing to the contrary, the Company shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (A) while an event of default shall have occurred and be continuing under any of the Financing Agreements or (B) if such proceeding could be in the good faith opinion of such Indemnitee entail any material risk of criminal liability or present a conflict of interest making separate representation necessary. The affected Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Company pursuant to the preceding provisions.

          The affected Indemnitee shall supply the Company with such information reasonably requested by the Company as is necessary or advisable for the Company to control or participate in any proceeding to the extent permitted by this Section 10. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 10.

          The Company shall supply the affected Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 10.

          When the Company or the insurers under a policy of insurance maintained by the Company undertakes the defense of an Indemnitee with respect to an Expense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Indemnitee shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers, provided that no such defense shall be compromised or settled on a basis that admits any gross negligence or willful misconduct on the part of such Indemnitee without such Indemnitee's prior consent.

          In the event that the Company shall have paid an amount to an Indemnitee pursuant to this Section 10, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay to the Company an amount equal to the amount of such reimbursement (but in no event more than such payment from the Company) plus any net tax benefit (or minus any net tax detriment) realized by such Indemnitee as a result of any reimbursement received and payment made by such Indemnitee pursuant to this sentence, provided that (i) no event of default has occurred and is continuing under any of the Financing Agreements and (ii) such Indemnitee shall have no obligation to reimburse the Company if the Company has not paid such Indemnitee all amounts required pursuant to this Section 10 and any other amounts then due to such Indemnitee from the Company under any of the Financing Agreements.

          The Company's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from the Company pursuant to this Section 10 may proceed directly against the Company without first seeking to enforce any other right of indemnification.

          Section 11. Series D Equipment Notes. (a) On or prior to the first Closing Date for an Aircraft which is not a Selected Aircraft, the Company shall:

          i. form a Delaware business trust by entering into a trust agreement substantially in the form attached hereto as Exhibit E (the "Delaware Trust Agreement", the trust formed by such agreement being the "Delaware Trust");

          ii. form the Class D Trust by entering into the Class D Trust Supplement;

          iii. cause the Class D Pass Through Trustee to issue and sell the Class D Certificates to the Delaware Trust in a face amount of up to $75,000,000 and with an interest rate to be determined prior to such issuance;

          iv. deliver to the Pass Through Trustees and the Underwriters opinions from each of the following parties (each such opinion to be in form and substance satisfactory to the Class D Pass Through Trustee and addressed to the Underwriters, the Class D Pass Through Trustee, each other Pass Through Trustee and each Rating Agency): (A) Richards, Layton & Finger, counsel for the Delaware Trust, substantially to the effect set forth in Exhibit F-1 hereto, (B) Simpson Thacher & Bartlett, counsel for the Company and the Guarantor, substantially to the effect set forth in Exhibit F-2 hereto, (C) the Vice President, Law & Secretary of the Company and the Guarantor, substantially to the effect set forth in Exhibit F-3 hereto, and (D) Bingham Dana LLP, counsel to the Class D Pass Through Trustee, substantially to the effect set forth in Exhibit F-4 hereto;

          v. cause the Intercreditor Agreement to be amended by written agreement of the parties thereto to add the Class D Pass Through Trustee as a party to the Intercreditor Agreement, to revise the definition of Stated Interest Rate to reflect the issuance of the Class D Certificates, and to make any other changes in the Intercreditor Agreement in connection with the issuance of the Class D Certificates as shall not materially adversely affect any Trustee; and

          vi. deliver to each party hereto written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a Ratings Event.

          (b) On or prior to each Closing Date for an Aircraft which is not a Selected Aircraft on which Series D Equipment Notes under the Indenture relating to such Aircraft are to be issued and purchased by the Class D Pass Through Trustee pursuant to the related Participation Agreement, the Company shall:

          i. notify or cause to be notified the Class D Pass Through Trustee of the principal amount of Series D Equipment Notes to be so purchased; and

          ii. make a capital contribution to the Delaware Trust in an amount sufficient to pay the purchase price of such Series D Equipment Notes and cause the Delaware Trust to transfer such amount to the Class D Pass Through Trustee for purchase of such Series D Equipment Notes, as provided in Section 2.11(b) of the Trust Agreement.

          (c) The parties hereto agree that upon execution of the Class D Trust Supplement, the Class D Pass Through Trustee shall become a party to this Agreement.

          Section 12. Third Party Beneficiary. The Policy Provider shall be an express third party beneficiary with respect to enforcement of Section 5(a)(vi) and the second paragraph of Section 10 hereof.

          Section 13. Termination. This Agreement shall terminate on the Delivery Period Termination Date or, if earlier, the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Pass Through Trustees in accordance with this Agreement; provided, that, the provisions of Sections 7, 8, 9 and the second paragraph of Section 10 hereof shall survive any termination of this Agreement.

          Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         NORTHWEST AIRLINES, INC.


                                         By: /s/ Daniel B. Matthews
                                             ----------------------------------
                                             Name:     Daniel B. Matthews
                                             Title:    Senior Vice President &
                                                       Treasurer
                                             Address:  2700 Lane Oak Pkwy.
                                                       Eagan, MN  55121

                                            Attention: Daniel B. Matthews
                                            Facsimile: 612-726-2221

                                         WELLS FARGO BANK NORTHWEST, NATIONAL
                                         ASSOCIATION, as Escrow Agent


                                         By: /s/ Michael D. Hoggan
                                             ----------------------------------
                                            Name:      Michael D. Hoggan
                                            Title:     Assistant Vice President
                                            Address:   299 South Main Street,
                                                       12th Floor, MAC U1228-120
                                                       Salt Lake City, UT 84111
                                                       Corporate Trust Services
                                            Attention: Michael D. Hoggan
                                            Facsimile: 801-246-5053

                                         STATE STREET BANK AND TRUST COMPANY
                                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                                         not in its individual capacity,
                                         except as otherwise provided herein,
                                         but solely as Pass Through Trustee


                                         By: /s/ Kenneth R. Ring
                                             ----------------------------------
                                             Name:     Kenneth R. Ring
                                             Title:    Assistant Vice President
                                             Address:  2 Avenue de Lafayette
                                                       Boston, MA  02111

                                            Attention: Kenneth R. Ring
                                            Facsimile: 617-662-1465


                                         STATE STREET BANK AND TRUST COMPANY,
                                         not in its individual capacity,
                                         except as otherwise provided herein,
                                         but solely as Subordination Agent


                                         By: /s/ Kenneth R. Ring
                                             ----------------------------------
                                             Name:     Kenneth R. Ring
                                             Title:    Assistant Vice President
                                             Address:  2 Avenue de Lafayette
                                                       Boston, MA  02111

                                            Attention: Kenneth R. Ring
                                            Facsimile: 617-662-1465


                                         STATE STREET BANK AND TRUST COMPANY,
                                         as Paying Agent


                                         By: /s/ Kenneth R. Ring
                                             ----------------------------------
                                             Name:     Kenneth R. Ring
                                             Title:    Assistant Vice President
                                             Address:  2 Avenue de Lafayette
                                                       Boston, MA  02111

                                            Attention: Kenneth R. Ring
                                            Facsimile: 617-662-1465

                                 SCHEDULE I TO

                            NOTE PURCHASE AGREEMENT

                ELIGIBLE AIRCRAFT AND SCHEDULED DELIVERY MONTHS


        Aircraft Type                    Scheduled Delivery Months
        -------------                    -------------------------

Airbus A319-100                                 October 2002
Airbus A319-100                                February 2003
Airbus A319-100                                  March 2003
Airbus A319-100                                   May 2003
Airbus A319-100                                   May 2003
Airbus A319-100                                  June 2003
Airbus A319-100                                  June 2003
Airbus A319-100                                  July 2003
Airbus A319-100                                 August 2003
Airbus A319-100                                September 2003
Airbus A319-100                                 October 2003
Airbus A319-100                                 October 2003
Airbus A319-100                                November 2003
Airbus A319-100                                December 2003
Airbus A319-100                                December 2003
Boeing 757-300                                 November 2002
Boeing 757-300                                 December 2002
Boeing 757-300                                 February 2003
Boeing 757-300                                   March 2003
Boeing 757-300                                   April 2003
Boeing 757-300                                    May 2003
Boeing 757-300                                   June 2003
Boeing 757-300                                   July 2003
Boeing 757-300                                  August 2003
Boeing 757-300                                 September 2003
Boeing 757-300                                  October 2003
Airbus A330-300                                  June 2003
Airbus A330-300                                  July 2003
Airbus A330-300                                 August 2003
Airbus A330-300                                September 2003
Airbus A330-300                                 October 2003
Airbus A330-300                                December 2003

                                SCHEDULE II TO

                            NOTE PURCHASE AGREEMENT

                               TRUST SUPPLEMENTS

          Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 2002-1G-1.

          Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 2002-1G-2.

          Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 2002-1C-1.

          Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 2002-1C-2.

                                SCHEDULE III TO

                            NOTE PURCHASE AGREEMENT

                              DEPOSIT AGREEMENTS

          Deposit Agreement (Class G-1), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

          Deposit Agreement (Class G-2), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

          Deposit Agreement (Class C-1), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

          Deposit Agreement (Class C-2), dated as of the Issuance Date, between the Depositary and the Escrow Agent.




                                     III-1

                                SCHEDULE IV TO

                            NOTE PURCHASE AGREEMENT

                      ESCROW AND PAYING AGENT AGREEMENTS

          Escrow and Paying Agent Agreement (Class G-1), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

          Escrow and Paying Agent Agreement (Class G-2), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

          Escrow and Paying Agent Agreement (Class C-1), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

          Escrow and Paying Agent Agreement (Class C-2), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

                                 SCHEDULE V TO

                            NOTE PURCHASE AGREEMENT

                           MANDATORY DOCUMENT TERMS

          The terms "Trust Indenture Form," "Lease Form" and "Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

          1. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Indenture Trustee, the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the Aircraft and, in the case of a Leased Aircraft Indenture, the Lease or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider or the Indenture Trustee the provisions of Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 9.01 or the first sentence of Section 10.11 of the Leased Aircraft Indenture Form for the Leased Aircraft or Article II or III or Sections 4.01, 4.02, 5.02, 7.06(a), 7.06(b), 10.01, or the first sentence of Section 11.11 of the Owned Aircraft Indenture Form for the Owned Aircraft.

          2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider or the Indenture Trustee the provisions of
Section 3(d)(v), Section 3(f), Section 7(a)(I)(i), clause (6) of the final paragraph of Section 10(a), Section 16, Section 18, the first and third sentences of Section 20 or the penultimate sentence of Section 24 of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Indenture Trustee of rights expressly granted to the "Indenture Trustee" therein.

          3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Indenture Trustee the provisions of
Section 4(a)(ix)(1), 4(a)(ix)(2), 4(a)(ix)(3), 4(a)(xxiii) to the extent such section requires special counsel for the Lessee to deliver an opinion relating to Section 1110 of the Bankruptcy Code, Sections 8(q), 8(cc), 11(b), 12 or the penultimate sentence of Section 15(c), 15(e) or the provisions of Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi) of the
Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Indenture Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or the provisions of Section 8(f)(ii)(C) or otherwise modify the terms of the Participation Agreement Form to deprive the Subordination Agent, the Liquidity Providers, the Policy Provider or the Indenture Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

          4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider or the Indenture Trustee, the definition of "Break Amount", "Prepayment Premium" or "Make-Whole Amount" or "Make-Whole Premium" in the Leased Aircraft Indenture Form (with respect to

Equipment Notes relating to Leased Aircraft) or in Annex A to the Owned Aircraft Indenture Form (with respect to Equipment Notes relating to Owned Aircraft).

          Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided, however, that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider, the Indenture Trustee or the Certificate Holders.

                                SCHEDULE VI TO
                            NOTE PURCHASE AGREEMENT
                           MANDATORY ECONOMIC TERMS

                                EQUIPMENT NOTES

Obligor: Northwest Airlines, Inc. or an Owner Trust

o The maximum principal amount of all the Equipment Notes issued with respect to an Eligible Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Eligible Aircraft as set forth in the following table:

                                                          Maximum Principal
                                      Scheduled            Amount of Series
                                      Delivery           G-1, G-2, C-1 and C-2
Aircraft Type(1)                      Month(2)            Equipment Notes(3)
----------------                      --------           -------------------
Airbus A319-100........             October 2002           $29,987,650.00
Airbus A319-100........             February 2003           30,868,016.67
Airbus A319-100........              March 2003             30,893,683.33
Airbus A319-100........               May 2003              31,075,916.67
Airbus A319-100........               May 2003              31,075,916.67
Airbus A319-100........               June 2003             31,102,866.67
Airbus A319-100........               June 2003             31,102,866.67
Airbus A319-100........               July 2003             31,254,300.00
Airbus A319-100........              August 2003            31,279,966.67
Airbus A319-100........            September 2003           31,308,200.00
Airbus A319-100........             October 2003            31,462,200.00
Airbus A319-100........             October 2003            31,462,200.00
Airbus A319-100........             November 2003           31,490,433.33
Airbus A319-100........             December 2003           31,517,383.33
Airbus A319-100........             December 2003           31,517,383.33
Boeing 757-300.........             November 2002           46,970,000.00
Boeing 757-300.........             December 2002           46,970,000.00
Boeing 757-300.........             February 2003           47,262,600.00
Boeing 757-300.........              March 2003             47,262,600.00
Boeing 757-300.........              April 2003             47,555,200.00
Boeing 757-300.........               May 2003              47,555,200.00
Boeing 757-300.........               June 2003             47,555,200.00
Boeing 757-300.........               July 2003             47,847,800.00
Boeing 757-300.........              August 2003            47,847,800.00
Boeing 757-300.........            September 2003           47,847,800.00
Boeing 757-300.........             October 2003            48,148,100.00
Airbus A330-300........               June 2003             81,951,100.00
Airbus A330-300........               July 2003             82,443,900.00
Airbus A330-300........              August 2003            82,443,900.00
Airbus A330-300........            September 2003           82,443,900.00
Airbus A330-300........             October 2003            82,952,100.00
Airbus A330-300........             December 2003           82,952,100.00
-----------

(1) Includes all 32 Eligible Aircraft from which Northwest will choose the 20 Aircraft to be financed pursuant to the terms of the Note Purchase Agreement.

(2) The actual principal amount issued for any Aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes of each series will not exceed the aggregate face amount of Certificates of the corresponding Class.

(3) The actual principal amount issued for any Aircraft may be less than the amounts set forth in this table depending upon the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the equipment notes of each series will not exceed the aggregate face amount of Certificates of the corresponding class. Series G-1 and/or Series G-2 Equipment Notes, Series C-1 and/or Series C-2 Equipment Notes and Series D Equipment Notes will be issued with respect to each Owned Aircraft (other than a Selected Aircraft). Only Series G-2 and Series C-2 Equipment Notes will be issued with respect to each Selected Aircraft.

o One Airbus A33-300 Aircraft and one Boeing 757-300 Aircraft shall be designated as a Selected Aircraft.

o The loan to aircraft value ratio with respect to each Eligible Aircraft (computed on the basis of the Appraised Base Value of such Aircraft and the Depreciation Assumption) at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter shall not exceed the amounts set forth in the following table:

                    Scheduled      Series G-1  Series G-2  Series C-1  Series C-2   Series D
                    Delivery        Equipment   Equipment   Equipment   Equipment   Equipment
Aircraft Type(1)      Month           Notes       Notes       Notes      Notes       Notes
----------------    --------          -----       -----       -----      -----       -----
Airbus A319-100    October 2002       56.5%       56.5%       68.0%       68.0%       73.7%
Airbus A319-100    February 2003      57.6%       57.6%       69.3%       69.3%       75.2%
Airbus A319-100    March 2003         57.6%       57.6%       69.5%       69.5%       75.4%
Airbus A319-100    May 2003           57.6%       57.6%       69.3%       69.3%       75.2%
Airbus A319-100    May 2003           57.6%       57.6%       69.3%       69.3%       75.2%
Airbus A319-100    June 2003          57.6%       57.6%       69.5%       69.5%       75.3%
Airbus A319-100    June 2003          57.6%       57.6%       69.5%       69.5%       75.3%
Airbus A319-100    July 2003          57.4%       57.4%       69.3%       69.3%       75.2%
Airbus A319-100    August 2003        57.6%       57.6%       69.3%       69.3%       75.1%
Airbus A319-100    September 2003     57.6%       57.6%       69.4%       69.4%       75.3%
Airbus A319-100    October 2003       57.4%       57.4%       69.3%       69.3%       75.2%
Airbus A319-100    October 2003       57.4%       57.4%       69.3%       69.3%       75.2%
Airbus A319-100    November 2003      57.4%       57.4%       69.3%       69.3%       75.2%
Airbus A319-100    December 2003      57.4%       57.4%       69.3%       69.3%       75.2%
Airbus A319-100    December 2003      57.4%       57.4%       69.3%       69.3%       75.2%
Boeing 757-300     November 2002      57.6%       57.6%       69.8%       69.8%       75.7%
Boeing 757-300     December 2002      57.5%       57.5%       69.6%       69.6%       75.5%
Boeing 757-300     February 2003      57.6%       57.6%       69.8%       69.8%       75.7%

                    Scheduled      Series G-1  Series G-2  Series C-1  Series C-2   Series D
                    Delivery        Equipment   Equipment   Equipment   Equipment   Equipment
Aircraft Type(1)      Month           Notes       Notes       Notes      Notes       Notes
----------------    --------          -----       -----       -----      -----       -----
Boeing 757-300     March 2003         57.5%       57.5%       69.6%       69.6%       75.5%
Boeing 757-300     April 2003         57.6%       57.6%       69.9%       69.9%       75.8%
Boeing 757-300     May 2003           57.6%       57.6%       69.8%       69.8%       75.8%
Boeing 757-300     June 2003          57.6%       57.6%       69.8%       69.8%       75.8%
Boeing 757-300     July 2003          57.6%       57.6%       69.8%       69.8%       75.8%
Boeing 757-300     August 2003        57.6%       57.6%       69.8%       69.8%       75.8%
Boeing 757-300     September 2003     57.6%       57.6%       69.8%       69.8%       75.8%
Boeing 757-300     October 2003       57.6%       57.6%       69.8%       69.8%       75.8%
Airbus A330-300    June 2003          57.6%       57.6%       70.1%       70.1%       76.0%
Airbus A330-300    July 2003          57.6%       57.6%       70.2%       70.2%       76.2%
Airbus A330-300    August 2003        57.6%       57.6%       70.1%       70.1%       76.1%
Airbus A330-300    September 2003     57.6%       57.6%       70.1%       70.1%       76.1%
Airbus A330-300    October 2003       57.6%       57.6%       70.1%       70.1%       76.1%
Airbus A330-300    December 2003      57.6%       57.6%       70.1%       70.1%       76.1%

-----------
(1) Includes all 32 Eligible Aircraft from which Northwest will choose the 20 Aircraft to be financed pursuant to the terms of the Note Purchase Agreement.

o As of each Regular Distribution Date after the Delivery Period Termination Date, the LTV for each Class of Certificates (computed as of any such date on the basis of the Appraised Base Value of the Aircraft that have been delivered and the Depreciation Assumption) will not exceed 56.0% for the Class G-1 Certificates, 56.0% for the Class G-2 Certificates, 67.8% for the Class C-1 Certificates, 67.8% for the Class C-2 Certificates and 74.0% for the Class D Certificates.

o The initial average life of the Series G-1 Equipment Notes, Series G-2 Equipment Notes, the Series C-1 Equipment Notes, the Series C-2 Equipment Notes and the Series D Equipment Notes on any Aircraft shall not be less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table:

                Series G-1   Series G-2    Series C-1    Series C-2   Series D
                Equipment    Equipment     Equipment     Equipment    Equipment
                  Notes        Notes         Notes         Notes        Notes
               -----------  -----------   -----------   -----------   --------
Minimum.......     6.5          8.5           3.0           3.5           6.0
Maximum.......     9.0         12.5           9.8           7.5          11.8


o As of the first Regular Distribution Date following the Delivery Period Termination Date the average life of each Class of Certificates (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits) shall be not less than the minimum nor more than the maximum years from the Issuance Date set forth in the following table:

                Class G-1        Class G-2       Class C-1        Class C-2        Class D
               Certificates    Certificates     Certificates    Certificates    Certificates
               ------------    ------------     ------------    ------------    ------------
Minimum.......     6.9              9.9             4.6              5.4             7.0
Maximum.......     7.9             10.9             5.1              5.9            11.8

o The final maturity date of the Series G-1 Equipment Notes, the Series G-2 Equipment Notes, the Series C-1 Equipment Notes, the Series C-2 Equipment Notes and the Series D Equipment Notes will not extend beyond May 20, 2014, November 20, 2021, May 20, 2012, May 20, 2012 and May 20, 2014,
     respectively.

o At the earlier of the date on which all Aircraft have been delivered and all Equipment Notes issued and the Delivery Period Termination Date, the aggregate principal amount of each Series of Equipment Notes (other than the Series D Equipment Notes) shall equal the original Pool Balance of the related Class of Certificates without giving effect to any principal payments on such Equipment Notes but after giving effect to any reductions to the Pool Balance for such Class of Certificates from Deposits not used to purchase Equipment Notes on or before such date.

o The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

o The payment dates for the Equipment Notes and basic rent under the Leases must be February 20, May 20, August 20 and November 20, provided that, at Northwest's election, basic rent may also be paid at the commencement of a Lease.

o Basic rent (and supplemental rent), stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

o The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value or, in the case of Owned Aircraft, 105% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance.

o (a) The past due rate in the Indentures and the Leases, (b) the Break Amount or Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases and (e) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, the Policy Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case must be no less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, the Policy Provider, the Trustees, the Escrow Agents and the Note Holders than as set forth in the form of Participation Agreements (the "Participation Agreement Form") and Leases (the "Lease Form") and the form of Leased Aircraft Indentures and Owned Aircraft Indentures (the "Trust Indenture Form") (collectively, the "Aircraft Operative Agreements") attached as exhibits to the Note Purchase Agreement.

Past Due Rate: Debt Rate (as defined in each Trust Indenture Form) plus 2% per annum.

Payment Dates: February 20, May 20, August 20 and November 20, commencing with the first such date after the applicable Equipment Notes are issued.

Lease Term: The Basic Lease Term (as defined in the Lease Form) shall expire by its terms on or after final maturity date of the related Series G-2 and Series C-2 Equipment Notes, as the case may be.

                                SCHEDULE VII TO
                            NOTE PURCHASE AGREEMENT

                        AGGREGATE AMORTIZATION SCHEDULE

                           2002-1G-1 Trust     2002-1G-2 Trust     2002-1C-1 Trust                           2002-1D Trust
                           Equipment Notes     Equipment Notes     Equipment Notes      2002-1C-2 Trust     Equipment Notes
                              Scheduled           Scheduled           Scheduled         Equipment Notes        Scheduled
                             Payments of         Payments of         Payments of      Scheduled Payments      Payments of
                              Principal           Principal           Principal          of Principal          Principal

          Date                Class G-1           Class G-2           Class C-1            Class C-2            Class D
          ----                ---------           ---------           ---------            ---------            -------
Closing                                0.00                0.00                0.00                0.00                 0.00
August 20, 2002                        0.00                0.00                0.00                0.00                 0.00
November 20, 2002                      0.00                0.00                0.00                0.00                 0.00
February 20, 2003                      0.00                0.00                0.00                0.00                 0.00
May 20, 2003                           0.00                0.00                0.00                0.00                 0.00
August 20, 2003                        0.00                0.00                0.00          257,974.99                 0.00
November 20, 2003              3,234,525.47                0.00                0.00        1,079,643.12           187,459.62
February 20, 2004              7,046,032.20        1,189,548.99        2,310,032.92        1,775,329.62           640,602.42
May 20, 2004                   4,959,363.95          731,304.62          622,268.72        1,611,383.85         1,082,149.51
August 20, 2004                5,275,568.76        2,179,058.12          966,329.19        2,468,394.82         1,258,643.06
November 20, 2004              2,064,039.96        2,057,962.20                0.00                0.00         1,294,514.38
February 20, 2005              6,143,461.28        2,417,911.84       11,990,378.87        3,170,525.42         1,331,408.04
May 20, 2005                   3,548,530.94                0.00                0.00                0.00         1,369,353.17
August 20, 2005                6,709,087.28        1,323,547.31        3,255,248.35        4,972,931.38         1,408,379.74
November 20, 2005              2,618,818.85        2,057,962.20                0.00                0.00         1,448,518.56
February 20, 2006              9,149,991.91        2,405,130.94       11,270,736.33        4,477,963.31         1,489,801.34
May 20, 2006                   4,971,834.48                0.00                0.00                0.00         1,532,260.68
August 20, 2006               11,358,323.81        1,188,092.60        2,091,835.04        4,096,118.59         1,575,930.11
November 20, 2006              4,519,939.66        2,057,962.20                0.00                0.00         1,620,844.12
February 20, 2007             12,065,409.03        2,267,035.06        6,283,265.96        4,046,327.12         1,667,038.17
May 20, 2007                  13,387,901.54                0.00                0.00                0.00         1,714,548.76
August 20, 2007               10,294,450.06        1,048,148.41        1,311,145.33        1,448,185.28         1,763,413.40
November 20, 2007              7,005,941.11        2,057,962.20                0.00                0.00         1,813,670.68
February 20, 2008             15,177,955.13        2,124,399.43          884,448.46        3,424,274.24         1,865,360.30
May 20, 2008                  19,486,933.48                0.00                0.00                0.00         1,918,523.07
August 20, 2008                9,802,084.60          903,621.99                0.00          441,842.02         1,973,200.97
November 20, 2008              8,911,725.38        2,057,962.20                0.00                0.00         2,029,437.20
February 20, 2009             19,409,230.86        2,103,532.75                0.00        1,304,187.32         2,087,276.16
May 20, 2009                  28,481,484.82                0.00                0.00                0.00         2,146,763.53
August 20, 2009                5,169,354.00          924,426.42                0.00          452,014.71         2,207,946.29
November 20, 2009              4,667,852.00        2,057,962.20                0.00                0.00         2,270,872.76
February 20, 2010              9,540,917.00        5,301,516.55                0.00          407,220.87         2,335,592.64
May 20, 2010                  14,544,146.00                0.00                0.00                0.00         2,402,157.03
August 20, 2010                6,934,111.00          808,190.62                0.00          395,179.09         2,470,618.50
November 20, 2010              6,341,867.67        1,964,090.24                0.00                0.00         2,541,031.13
February 20, 2011             15,182,085.67        1,984,595.79                0.00          412,346.55         2,613,450.52
May 20, 2011                  21,087,762.17                0.00                0.00                0.00         2,687,933.86
August 20, 2011                5,667,754.50          861,590.19                0.00          421,289.82         2,764,539.97
November 20, 2011              5,164,140.00        1,964,090.24                0.00                0.00         2,843,329.36
February 20, 2012             12,101,259.00        2,064,791.28                0.00          451,559.56         2,924,364.25
May 20, 2012                  16,538,296.96        1,755,754.07       15,014,310.84       18,885,308.33         2,646,325.00
August 20, 2012                5,233,595.00        3,825,666.09                0.00                0.00         1,752,288.54
November 20, 2012              5,154,167.33        1,816,061.38                0.00                0.00           820,958.89
February 20, 2013             12,601,588.33        4,826,254.05                0.00                0.00           155,799.65

                                     VII-1

                           2002-1G-1 Trust     2002-1G-2 Trust     2002-1C-1 Trust                           2002-1D Trust
                           Equipment Notes     Equipment Notes     Equipment Notes      2002-1C-2 Trust     Equipment Notes
                              Scheduled           Scheduled           Scheduled         Equipment Notes        Scheduled
                             Payments of         Payments of         Payments of      Scheduled Payments      Payments of
                              Principal           Principal           Principal          of Principal          Principal

          Date                Class G-1           Class G-2           Class C-1            Class C-2            Class D
          ----                ---------           ---------           ---------            ---------            -------
May 20, 2013                  15,776,287.00          165,190.63                0.00                0.00                 0.00
August 20, 2013                4,495,120.00        3,471,048.96                0.00                0.00                 0.00
November 20, 2013              4,415,238.00        2,575,708.81                0.00                0.00                 0.00
February 20, 2014             10,846,492.50        6,884,025.09                0.00                0.00                 0.00
May 20, 2014                  90,046,331.31       30,983,071.08                0.00                0.00         6,343,694.61
August 20, 2014                        0.00                0.00                0.00                0.00                 0.00
November 20, 2014                      0.00        1,548,887.34                0.00                0.00                 0.00
February 20, 2015                      0.00        2,762,220.03                0.00                0.00                 0.00
May 20, 2015                           0.00                0.00                0.00                0.00                 0.00
August 20, 2015                        0.00                0.00                0.00                0.00                 0.00
November 20, 2015                      0.00        1,548,887.34                0.00                0.00                 0.00
February 20, 2016                      0.00        4,158,119.13                0.00                0.00                 0.00
May 20, 2016                           0.00                0.00                0.00                0.00                 0.00
August 20, 2016                        0.00                0.00                0.00                0.00                 0.00
November 20, 2016                      0.00        1,548,887.34                0.00                0.00                 0.00
February 20, 2017                      0.00        9,958,142.32                0.00                0.00                 0.00
May 20, 2017                           0.00                0.00                0.00                0.00                 0.00
August 20, 2017                        0.00                0.00                0.00                0.00                 0.00
November 20, 2017                      0.00          198,672.72                0.00                0.00                 0.00
February 20, 2018                      0.00          285,323.92                0.00                0.00                 0.00
May 20, 2018                           0.00                0.00                0.00                0.00                 0.00
August 20, 2018                        0.00                0.00                0.00                0.00                 0.00
November 20, 2018                      0.00        1,198,672.72                0.00                0.00                 0.00
February 20, 2019                      0.00        6,113,031.12                0.00                0.00                 0.00
May 20, 2019                           0.00                0.00                0.00                0.00                 0.00
August 20, 2019                        0.00                0.00                0.00                0.00                 0.00
November 20, 2019                      0.00          794,301.20                0.00                0.00                 0.00
February 20, 2020                      0.00        7,894,199.04                0.00                0.00                 0.00
May 20, 2020                           0.00                0.00                0.00                0.00                 0.00
August 20, 2020                        0.00                0.00                0.00                0.00                 0.00
November 20, 2020                      0.00          491,022.56                0.00                0.00                 0.00
February 20, 2021                      0.00                0.00                0.00                0.00                 0.00
May 20, 2021                           0.00                0.00                0.00                0.00                 0.00
August 20, 2021                        0.00                0.00                0.00                0.00                 0.00
November 20, 2021                      0.00        6,094,456.48                0.00                0.00                 0.00

                                     VII-2

                                  ANNEX A TO

                            NOTE PURCHASE AGREEMENT

                                  DEFINITIONS

          "Above-Cap Liquidity Agreements" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Above-Cap Liquidity Provider" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Act" means 49 U.S.C. ss.ss. 40101-46507.

          "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

          "Airbus" means AVSA, S.A.R.L.

          "Aircraft" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Aircraft Purchase Agreement" means in the case of the Airbus A319-100 aircraft, the A319 Purchase Agreement dated as of September 19, 1997 between Airbus and the Company, in the case of the Boeing 757-300 aircraft, the Purchase Agreement No. 2159 between Boeing and the Company dated January 16, 2001, and in the case of the Airbus A330-300 aircraft, the A330 Purchase Agreement dated as of December 21, 2000 between Airbus and the Company (including, in each case, all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement); and "Aircraft Purchase Agreements" means all such agreements.

          "Aircraft Purchase Agreement Assignment" means, in the case of an Airbus A319-100 aircraft or Airbus A330-300 aircraft, a Purchase Agreement Assignment substantially in the form of Exhibit A-4(a) to the Note Purchase Agreement, and in the case of a Boeing 757-300 aircraft, a Purchase Agreement Assignment substantially in the form of Exhibit A-4(b) to the Note Purchase Agreement.

          "Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement.

          "Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

                                   Annex A-1

          "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq.

          "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of June 3, 1999, among the Company, Northwest Airlines Corporation and the Pass Through Trustee, as amended, supplemented or modified, but does not include any Trust Supplement.

          "Boeing" means The Boeing Company, a Delaware corporation.

          "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Minneapolis, Minnesota, Hartford, Connecticut, Boston, Massachusetts or Salt Lake City, Utah.

          "Certificate" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Certificate Holder" means the Person in whose name a Certificate is registered in the Register.

          "Class" means the class of Certificates issued by each Pass Through Trust.

          "Class C-1 Certificates" means the Class C-1 Certificates issued by the Northwest Airlines Pass Through Trust, Class 2002-1C-1.

          "Class C-1 Trust" means the Northwest Airlines Pass Through Trust, Class 2002-1C-1 formed pursuant to the Basic Pass Through Trust Agreement and Class C-1 Trust Supplement.

          "Class C-1 Trust Supplement" means Trust Supplement No. 2002-1 C-1, dated as of the Issuance Date, by and among the Guarantor, the Company and the Pass Through Trustee, as amended, supplemented or modified, to the Basic Pass Through Trust Agreement.

          "Class C-2 Certificates" means the Class C-2 Certificates issued by the Northwest Airlines Pass Through Trust, Class 2002-1C-2.

          "Class C-2 Trust" means the Northwest Airlines Pass Through Trust, Class 2002-1C-2 formed pursuant to the Basic Pass Through Trust Agreement and Class C-2 Trust Supplement.

          "Class C-2 Trust Supplement" means Trust Supplement No. 2002-1C-2, dated as of the Issuance Date, by and among the Guarantor, the Company and the Pass Through Trustee, as amended, supplemented or modified, to the Basic Pass Through Trust Agreement.

          "Class D Certificates" means the Class D Certificates, if any, issued by the Northwest Airlines Pass Through Trust, Class 2002-1D.

                                  Annex A-2

          "Class D Notice" has the meaning set forth in Section 2(b) of the Note Purchase Agreement.

          "Class D Pass Through Trustee" means the trustee under the Class D Trust Supplement.

          "Class D Trust" means the Northwest Airlines Pass Through Trust, Class 2002-1D to be formed upon execution of the Class D Trust Supplement to the Basic Pass Through Trust Agreement.

          "Class D Trust Supplement" means the Trust Supplement No. 2002-1D substantially in the form of Exhibit G to the Note Purchase Agreement.

          "Class G-1 Certificates" means the Class G-1 Certificates issued by the Northwest Airlines Pass Through Trust, Class 2002-1G-1.

          "Class G-1 Trust" means the Northwest Airlines Pass Through Trust, Class 2002-1G1 formed pursuant to the Basic Pass Through Trust Agreement and Class G-1 Trust Supplement.

          "Class G-1 Trust Supplement" means Trust Supplement No. 2002-1G-1, dated as of the Issuance Date, by and among the Guarantor, the Company and the Pass Through Trustee, as amended, supplemented or modified, to the Basic Pass Through Trust Agreement.

          "Class G-2 Certificates" means the Class G-2 Certificates issued by the Northwest Airlines Pass Through Trust, Class 2002-1G-2.

          "Class G-2 Trust" means the Northwest Airlines Pass Through Trust, Class 2002-1G2 formed pursuant to the Basic Pass Through Trust Agreement and Class G-2 Trust Supplement.

          "Class G-2 Trust Supplement" means Trust Supplement No. 2002-1G-2, dated as of the Issuance Date, by and among the Guarantor, the Company and the Pass Through Trustee, as amended, supplemented or modified, to the Basic Pass Through Trust Agreement.

          "Closing Date" means the Business Day on which a closing occurs under the Financing Agreements.

          "Closing Notice" has the meaning set forth in Section 2(b) of the Note Purchase Agreement.

          "Company" means Northwest Airlines, Inc., a Minnesota corporation.

          "Cut-Off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

          "Delivery Period Termination Date" means March 31, 2004.

                                  Annex A-3

          "Deposit" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Deposit Account" means with respect to any Trust (other than the Class D Trust) an account established under Section 1.2 of the Deposit Agreement relating to such Trust.

          "Deposit Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Deposit Break Amount" means, with respect to the distribution to holders of Class G-1 and Class C-1 Certificates of any Deposits held for them that are not used to purchase Equipment Notes, as of the date the Depositary is obligated to pay the amount of such unused Deposits to the Paying Agent for purposes of such distribution (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below, provided, however, that no Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

          Deposit Break Amount = Z-Y

          Where:

               X  =     with respect to any applicable Interest
                        Period, the sum of (i) the amount of such
                        unused Deposits plus (ii) interest payable
                        thereon during such entire Interest Period
                        at the effective LIBOR.
               Y  =     X, discounted to present value from the
                        last day of the then applicable Interest
                        Period to the Applicable Date, using then
                        effective LIBOR as the discount rate.
               Z  =     X, discounted to present value from the
                        last day of the then applicable Interest
                        Period to the Applicable Date, using a
                        rate equal to the applicable London
                        interbank offered rate for a period
                        commencing on the Applicable Date and
                        ending on the last day of the then
                        applicable Interest Period, determined by the Reference Agent as of two Business
                        Days prior to the Applicable Date as the discount rate.

          "Deposit Make-Whole Amount" means, (a) with respect to the distribution of unused Deposits to holders of any Class G-2 or Class C-2 Certificates, as of any date of determination, an amount equal to the excess, if any, of (i) the present value of the excess of (x) the scheduled payment of principal and interest to maturity of the related Series of Equipment Notes, in a principal amount equal to the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over
(y) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of

                                  Annex A-4
twelve 30-day months) using a discount rate equal to the Treasury Yield plus 175 basis points in the case of the Class G-2 Certificates, and 526.5 basis points in the case of the Class C-2 Certificates, over (ii) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the Non-Premium Amount plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date) and (b) with respect to the distribution of unused Deposits to holders of the Class G-2 or Class C-2 Certificates resulting from the non-issuance of a Series D Equipment Note for an Aircraft other than a Selected Aircraft, an amount equal to the excess, if any, of (i) the present value of the scheduled payments of principal and interest to maturity of the related Series of Equipment Notes in a principal amount equal to the amount of such unused Deposits for such Class under (assuming (x) the principal payments in respect of such Equipment Notes will be made based upon the Assumed Amoritization Schedule applies proportionately to such Equipment Notes and (y) such present value will otherwise be computed on the basis set forth in clause (a) above) using a discount rate equal to the Treasury Yield over (ii) the amount of such unused Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest on such amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

          "Depositary" means Credit Suisse First Boston, New York Branch.

          "Depositary Threshold Rating" means, with respect to the Depositary or any Replacement Depositary, short-term corporate credit rating of A-1+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and F-1+ from Fitch.

          "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

          "Eligible Aircraft" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Equipment Notes" means and includes any secured certificates issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment
Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

          "Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

          "Escrow and Paying Agent Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "FAA" means the Federal Aviation Administration of the United
States.

          "Fee Letter" means the Fee Letter dated as of the date of the Note Purchase Agreement among the Primary Liquidity Provider, the Subordination Agent and Northwest with respect to the Primary Liquidity Facilities.

                                  Annex A-5

          "Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.2 thereof.

          "Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

          "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

          "Guarantee" means a Guarantee whereby Northwest Airlines Corporation guarantees (i) the Company's obligations under a Lease (in the case of a Leased Aircraft) or (ii) the Company's obligations under an Owned Aircraft Indenture (in the case of an Owned Aircraft).

          "Guarantor" means Northwest Airlines Corporation, a Delaware corporation, and its successors and assigns.

          "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

          "Indemnitee" means the Escrow Agent and the Paying Agent.

          "Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

          "Initial Deposits" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Intercreditor Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Issuance Date" means the date of the original issuance of the Certificates.

          "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

          "Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

          "Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased

                                  Annex A-6

Aircraft Indenture, the Equipment Notes issued under the Leased Aircraft Indenture, the Guarantee and the Trust Agreement relating to the financing of a Leased Aircraft.

          "Lease Period" has the meaning set forth in the Participation
Agreement.

          "Leased Aircraft" means a Selected Aircraft subject to a Lease.

          "Leased Aircraft Indenture" means a Trust Indenture and Security Agreement substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

          "Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

          "LIBOR" has the meaning set forth in the Reference Agency Agreement.

          "Liquidity Facility" has the meaning set forth in the Intercreditor Agreement.

          "Liquidity Providers" means the Primary Liquidity Provider and the Above-Cap Liquidity Provider.

          "Loan Trustee" means the "Indenture Trustee" as defined in the Financing Agreements.

          "Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

          "Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

          "Non-Premium Amount" means the amount equal to the sum of (i) the amount of Deposits relating to any Aircraft not delivered prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence and (ii) in the case of Class C-2 Certificates, $5.6 million.

          "Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

          "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 or 2.4 thereof.

          "NWA Corp." means Northwest Airlines Corporation, a Delaware corporation.

          "Offered Certificates" means, collectively, the Class G-1 Certificates, the Class G-2 Certificates, the Class C-1 Certificates and the Class C-2 Certificates.

          "Offered Trusts" means, collectively, the Class G-1 Trust, the Class G-2 Trust, the Class C-1 Trust and the Class C-2 Trust.

                                  Annex A-7

          "Operative Documents" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Primary Liquidity Facilities, the Above-Cap Liquidity Agreements, the Intercreditor Agreement, the Certificates and the Financing Agreements, the Policy Provider Agreement, the Reference Agency Agreement and the Policies.

          "Owned Aircraft" means an Aircraft subject to an Owned Aircraft Indenture.

          "Owned Aircraft Indenture" means, in the case of an Aircraft other than a Selected Aircraft, a Trust Indenture and Security Agreement substantially in the form of Exhibit C-2(a) to the Note Purchase Agreement, and in the case of a Selected Aircraft, a Trust Indenture and Security Agreement substantially in the form of Exhibit C-2(b) to the Note Purchase Agreement.

          "Owned Aircraft Participation Agreement" means, in the case of an Aircraft other than a Selected Aircraft, a Participation Agreement substantially in the form of Exhibit C-1(a) to the Note Purchase Agreement and in the case of a Selected Aircraft, a Participation Agreement substantially in the form of Exhibit C-1(b) to the Note Purchase Agreement.

          "Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Guarantee, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

          "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

          "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

          "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

          "Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

          "Pass Through Trust" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Pass Through Trust Agreement" means each of the four (or five, upon execution of the Class D Trust Supplement) separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date (except the Class D Trust Supplement) by and among the Company, the Guarantor and Pass Through Trustee.

          "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.


                                  Annex A-8

          "Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

          "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

          "Policy" means the Financial Guaranty Insurance Policy No. 38687 or the Financial Guaranty Insurance Policy No. 38688, as applicable, issued as of the Closing Date, by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G-1 and Class G-2 Certificateholders, respectively, as amended, supplemented or otherwise modified from time to time in accordance with their terms.

          "Policy Fee Letter" means the fee letter, dated as of August 5, 2002 from the Policy Provider to Northwest and the Subordination Agent setting forth the Policy premium and certain other amounts payable in respect of the Policy.

          "Policy Provider" means MBIA Insurance Corporation, or any successor thereto, as issuer of the Policy.

          "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the date of initial issuance of the Offered Certificates, among the Subordination Agent, the Class G-1 Trustee, Class G-2 Trustee, Northwest and the Policy Provider pursuant to which, among other things, the Subordination Agent agrees to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy.

          "Policy Premium" has the meaning specified in the Policy Fee Letter.

          "Primary Liquidity Facility" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Primary Liquidity Provider" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Qualified Owner Participant" means a Person which has a tangible net worth (exclusive of goodwill) greater than $50,000,000 in the case of a Boeing 757-300 Aircraft and $75,000,000 in the case of a Airbus A330-300.

          "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement, a written confirmation from each of the Rating Agencies that the use of

                                  Annex A-9
such Financing Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to any Policy) or (ii) a withdrawal or suspension of the rating of any Class of Certificates (without regard to any Policy).

          "Ratings Event" with respect to each Rating Agency means (i) a reduction of its rating for any Class of Certificates below its then current rating for such Class of Certificates (without regard to any Policy) or (ii) a withdrawal or suspension of its rating of any Class of Certificates (without regard to any Policy).

          "Reference Agent" means State Street Bank and Trust Company, or any successor thereto, as reference agent under the Reference Agency Agreement.

          "Reference Agency Agreement" means the Reference Agency Agreement, dated as of the date of initial issuance of the Offered Certificates, among Northwest, the Reference Agent, the Subordination Agent, the Loan Trustee and the Escrow Agent.

          "Register" means the register maintained pursuant to Sections 3.04 and 7.11 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

          "Regular Distribution Dates" shall mean February 20, May 20, August 20 or November 20 of each year, commencing August 20, 2002.

          "Remaining Weighted Average Life" means, with respect to any Equipment Note, at the redemption date of such Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note by (ii) the number of days from and including the redemption date to but excluding the schedule payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

          "Replacement Depositary" has the meaning set forth in Section 5(a)(vi) of the Note Purchase Agreement.

          "Replacement Deposit Agreement" means, for any Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for any Class of Certificates as shall permit the Rating Agencies to confirm in writing, and the Rating Agencies shall have confirmed in writing, their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary and without regard to any Policies).

          "Scheduled Closing Date" has the meaning set forth in Section 2(b) hereof.

          "Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy law in effect from time to time.

                                  Annex A-10

          "Selected Aircraft" means the one Boeing 757-300 aircraft and one Airbus A330-300 aircraft that Northwest may either elect to be a Leased Aircraft or to convert from an Owned Aircraft to a Leased Aircraft.

          "Series C-1 Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C-1" thereunder.

          "Series C-2 Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C-2" thereunder.

          "Series D Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series D" thereunder.

          "Series D Non-Issuance Withdrawal", with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.2 thereof.

          "Series G-1 Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series G-1" thereunder.

          "Series G-2 Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series G-2" thereunder.

          "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

          "Substitute Aircraft" has the meaning set forth in Section 2(g) of the Note Purchase Agreement.

          "Substitute Closing Date" has the meaning set forth in Section 2(e) of the Note Purchase Agreement.

          "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

          "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

          "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities

                                  Annex A-11
markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). The "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third business day prior to the applicable payment or redemption date.

          "Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

          "Trust" means the Class G-1 Trust, the Class G-2 Trust, the Class C-1 Trust, the Class C-2 Trust or, upon its formation, the Class D Trust.

          "Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

          "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Certificates of a class, (ii) the issuance of the Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Certificates of such Class are established.

          "Underwriters" has the meaning set forth in the recitals to the Note Purchase Agreement.

          "Underwriting Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.


                                  Annex A-12